UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 1, 2010

Wells Mid-Horizon Value-Added Fund I, LLC

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2010, Wells Mid-Horizon Value-Added Fund I, LLC (the "Registrant") entered a management agreement with Wells Real Estate Services, LLC ("WRES") to manage the operations of the Commerce Street Building (the "Commerce Management Agreement"). Pursuant to the Commerce Management Agreement, WRES is entitled to a monthly management fee equal to the greater of (i) $2,000 per month or (ii) 2.5% of gross monthly income actually collected from the property for the preceding month. In addition, WRES is entitled to reimbursement for all costs and expenses WRES incurs in fulfilling its duties as the property manager. These costs and expenses may include wages and salaries and other employee-related expenses of WRES' employees engaged in management, administration, operations, and marketing functions for the Commerce Street Building. Further, WRES is entitled to a construction management fee for supervision of a construction project at the Commerce Street Building managed on behalf of the Registrant equal to a percentage of the construction costs for the project as follows: 4% of the project costs up to $500,000; 3% of the project costs greater than $500,000 but less than $1,500,000; 2% of the project costs greater than $1,500,000. In connection with tenant improvement projects managed by a tenant, WRES is entitled to a construction management fee for supervision of the project equal to 1% of the construction costs. The Commerce Management Agreement has a one-year term, unless terminated sooner pursuant to the terms of the agreement, and is automatically extended for successive one-year terms. Either party may terminate the Commerce Management Agreement upon 30 days' written notice prior to the expiration of the initial or subsequent extended term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

By:	WELLS INVESTMENT MANAGEMENT COMPANY, LLC (Manager)

November 1, 2010	/s/ Douglas P. Williams
Douglas P. Williams
Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, LLC